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                                                                    EXHIBIT 11
                  INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                STATEMENT RE: CALCULATION OF INCOME PER SHARE

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                                                                                Year Ended December 31,
                                                                           --------------------------------
                                                                              1994       1995        1996
                                                                            ---------   --------    --------
Shares used in computing net income per common share:
     Shares outstanding at beginning of period  .........................      9,105      4,609      5,606
     Common shares issued during the year ended December 31, 1995 presented as if outstanding for all periods, net of treasury
        stock effect thereof(1) .........................................        404        224         --
     Stock options issued during the year ended December 31, 1995 presented as if outstanding for all periods net of treasury stock
        effect thereof(1) ...............................................        279        279         --
     Warrants issued during the year ended December 31, 1995 presented as if outstanding for all periods net of treasury stock effect
        thereof(1) ......................................................        179        179         --
     Net incremental shares resulting from assumed exercise of stock
        options and warrants using the treasury stock method ............        171        235      1,045
     Weighted impact of common shares issued during the period  .........         11        481      1,315
     Weighted impact of common shares repurchased during the period  ....     (3,004)        (5)        (8)
                                                                            ---------   --------    --------
     Total shares used in computing primary net income per common share        7,145      6,002      7,958
                                                                            =========   ========    ========
Net income  .............................................................    $ 1,208     $1,850     $3,004
                                                                            =========   ========    ========
Primary net income per common share  ....................................    $  0.17     $ 0.31     $ 0.38
                                                                            =========   ========    ========
Shares used in computing fully diluted net income per common share:
     Shares outstanding, beginning of period  ...........................      9,105      4,609      5,606
     Common shares issued during the year ended December 31, 1995 presented as if outstanding for all periods, net of treasury
        stock effect thereof(1) .........................................        404        224         --
     Stock options issued during the year ended December 31, 1995 presented as if outstanding for all periods net of treasury stock
        effect thereof(1) ...............................................        279        279         --
     Warrants issued during the year ended December 31, 1995 presented as if outstanding for all periods net of treasury stock effect
        thereof(1) ......................................................        179        179         --
     Net incremental shares resulting from assumed exercise of stock
        options and warrants using the treasury stock method ............        171        235      1,138
     Weighted impact of common shares issued during the period  .........         11        481      1,315
     Weighted impact of common shares repurchased during the period  ....     (3,004)        (5)        (8)
                                                                            ---------   --------    --------
     Total shares used in computing fully diluted net income per common
        share ...........................................................      7,145      6,002      8,051
                                                                            =========   ========    ========
Net income  .............................................................    $ 1,208     $1,850     $3,004
                                                                            =========   ========    ========
Fully diluted net income per common share  ..............................    $  0.17     $ 0.31     $ 0.37
                                                                            =========   ========    ========

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(1) Treasury effect calculated using an assumed market price of $5.00 per share.